Exhibit 107

CALCULATION OF FILING FEE TABLES

424(b)(5)

(Form Type)

ZYMEWORKS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(4)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, $0.00001 par value per share	Other	1,424,533(2)	$5.1350	$7,314,976.96	$110.20 per $1,000,000	$806.12

Fees to Be Paid	Equity	Common Stock, $0.00001 par value per share	Other	4,794,224(3)	$5.1351	$24,618,819.66	$110.20 per $1,000,000	$2,713

	Total Offering Amounts					$31,933,796.62		$3,519.12

	Total Fees Previously Paid							—

	Total Fee Offsets							$2,573.21(5)

	Net Fee Due							$945.91

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Zymeworks Delaware Inc.(6)	S-4	333- 266160	07/15/2022		$2,573.21(5)	Equity	Common Stock, $0.00001 par value per share	4,794,224	$27,758,556.96

Fee Offset Sources	Zymeworks Delaware Inc.(6)	S-4	333- 266160		07/15/2022						$2,573.21(5)

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, there are also being registered an indeterminable number of additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Represents 1,424,533 shares of the registrant’s common stock issuable upon the exchange of exchangeable shares, or the Exchangeable Shares, in the capital of Zymeworks ExchangeCo Ltd., the registrant’s indirect subsidiary, which issued the Exchangeable Shares to certain shareholders of Zymeworks BC Inc., or Legacy Zymeworks, in connection with the completion of the Redomicile Transactions as further described in this prospectus supplement.

(3)

Represents 4,794,224 shares of the registrant’s common stock issuable upon the exercise of pre-funded warrants, or the Pre-Funded Warrants, which were originally issued by Legacy Zymeworks and assumed by the registrant in connection with the completion of the Redomicile Transactions.

(4)

In accordance with Rule 457(f)(1) and Rule 457(c) under the Securities Act and solely for purposes of calculating the registration fee, based on (i) with respect to the shares of common stock issuable upon exchange of the Exchangeable Shares, $5.1350, the average of the high and low price of the common shares of Legacy Zymeworks as reported on the New York Stock Exchange, or NYSE, on October 12, 2022; and (ii) with respect to the shares of common stock issuable upon exercise of the Pre-Funded Warrants, the sum of (a) $5.1350, the average of the high and low price of the common shares of Legacy Zymeworks as reported on the NYSE on October 12, 2022, and (b) the $0.0001 exercise price of the Pre-Funded Warrants. The first trading day of the registrant’s common stock on the NYSE was October 13, 2022, which is the filing date of this prospectus supplement; accordingly, the trading price of Legacy Zymeworks’ common shares was used for purposes of calculating the registration fee under Rule 457(c).

(5)

The registrant previously registered the issuance of up to 8,581,961 shares of the registrant’s common stock issuable upon exercise of then-outstanding pre-funded warrants, including the Pre-Funded Warrants, pursuant to the Registration Statement on Form S-4 (Registration No. 333-266160) filed with the Securities and Exchange Commission on July 15, 2022, or the Prior Registration Statement. In connection with the filing of the Prior Registration Statement, the registrant made a contemporaneous fee payment in the amount of $4,606.23 with respect to the 8,581,961 shares underlying the pre-funded warrants registered for issuance thereunder. Of those 8,581,961 shares, 4,794,224 shares remain issuable upon exercise of the Pre-Funded Warrants, or the Unissued Warrant Shares. The offering under the Prior Registration Statement has been completed. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $2,573.21 that has already been paid with respect to the Unissued Warrant Shares and remains unused is hereby offset against the registration fee due for this offering.

(6)	In connection with the Redomicile Transactions, the registrant changed its name from “Zymeworks Delaware Inc.” to “Zymeworks Inc.”